UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2017

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2017 the Board of Directors of Heartland Express, Inc. (the "Company") elected Brenda Neville as a director of the Company, effective immediately. Ms. Neville will serve as a member of the Company's nominating committee and compensation committee. As a non-employee director, Ms. Neville will receive compensation for her services as a member of the Company's Board of Directors, and the committees of the Board of Directors on which she serves, that is consistent with compensation received by the other non-employee members of the Company's Board of Directors. The current terms of these arrangements are set forth in our proxy statement for our 2016 annual meeting of shareholders under the headings "Director Compensation" and "Narrative to Director Compensation Table."

Brenda Neville is the President and CEO of the Iowa Motor Truck Association (IMTA), which represents over 700 trucking companies as well as a number of divisions affiliated with trucking, towing, and transportation in the state of Iowa. Brenda has worked with the IMTA for thirty years and has an extensive background in the transportation industry, including public policy development, marketing, transportation research, and advocacy for the industry at both the state and national levels.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	January 31, 2017	BY:/s/John P. Cosaert
John P. Cosaert
Executive Vice President of Finance,
Chief Financial Officer and Treasurer